                                                                   EXHIBIT 10.21

                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT made as of this 29th day of September, 1999, is entered into by and between SENSORMATIC ELECTRONICS CORPORATION (hereinafter referred to as Sublessor), and VISUAL EDGE SYSTEMS INC. (hereinafter referred to as Sublessee).

                                   WITNESSETH

         WHEREAS, Sublessor has leased 3.150 SF on the first floor of the office building located at 901 Yamato Road pursuant to the Lease dated July 7, 1995, as amended, between Sublessor, as Lessee and Fairfax Boca '92. L.P. as Lessor (the "Lease"), a copy of which is attached hereto and made a part hereof; and

         WHEREAS, Sublessee desires to sublease from Sublessor the above space (hereinafter referred to as "Subleased Premises"); and

         WHEREAS, Sublessor desires to sublease said space to Sublessee.

         NOW, THEREFORE, Sublessor and Sublessee hereby agree, on behalf of themselves, their successors and assigns, as follows:

1.       Sublease Premises

Sublessor, subject to written consent of Lessor, hereby leases (the "Sublease") to Sublessee and Sublessee hereby leases from Sublessor subject to the terms, provisions, and conditions contained in both this Sublease Agreement and the Lease, the Subleased Premises containing the western 3.150 RSF on the first floor of Pod D, 901 Yamato Road, as indicated on the attached Exhibit A.

2.       Sublease Term

The Sublease term ("Sublease Term") begins on October 1, 1999 and ends on July 5, 2005.

3.       Base Rent

Sublessee agrees to pay Sublessor as Base Rent hereunder, the sum of Thirty Seven Thousand Nine Hundred Fifty Seven Dollars and 50/100 ($37,957.50 per year) for the Sublease Term, payable in equal monthly installments of Three Thousand One Hundred Sixty Three Dollars and 13/100 ($3,163.13/month) in advance on the first day of each calendar month during the Sublease Term. All payments shall be due without billing or demand and without deduction, setoff or counter claim. Payments received after the 5th of the month will be considered past due and subject to a late fee subject to Paragraph 10 of this Sublease Agreement. All payments shall be made at Sublessor's office at 951 Yamato Road, Boca Raton, FL. 33431 to the attention of Finance Department.

4.       Rent Adjustment

Base Rent will increase annually by three percent (3%) beginning on the first anniversary of the Sublease (October 1, 2000).

5.       Operating Expenses and Real Estate Taxes

Sublessee will also pay in addition to Base Rent its pro rata. share of the operating expenses along with the Base Rent. For 1999, the operating expenses are estimated to be $7.05 per SF, or based upon the subleased premises of 3,150 SF, $22,207.50 or $1,850.63 per month. Sublessee will be responsible for any increases in the operating expenses over the 1999 base year operating expenses during the term of the Sublease. Overtime air-conditioning is available upon request. The cost is $35.00 per hour.

5.5      Security Deposit

Sublessee will pay to Sublessor a security deposit in the amount of $12,000.00. This security deposit shall be returned to Sublessee after termination of this Sublease and delivery of possession of the Premises in accordance with the terms of this Sublease to the Sublessor. Such security deposit (or portion thereof) may be used by Sublessor toward payments due from Sublessee. Sublessee agrees to immediately restore the security deposit so as to maintain a $12,000.00 balance throughout the term.

6.       Delivery of the Subleased Premises

The Subleased Premises shall be delivered by Sublessor to Sublessee in "as-is" condition. Sublessee has inspected the Subleased Premises and found them acceptable for their intended use.

7.       Condition of the Subleased Premises

Upon the expiration or termination of the term of this Sublease Agreement, Sublessee shall deliver the possession of the Subleased Premises to Sublessor in the same general condition as at the commencement of the Sublease subject to ordinary wear and tear.

8.       Quiet Enjoyment

Sublessor covenants that so long as Sublessee is not in default of the Sublease, Sublessee may freely, peaceably and quietly occupy and enjoy full possession of the Subleased Premises without molestation or hindrance by Sublessor or any party claiming through or under Sublessor. Sublessor covenants and agrees to comply with its obligations under the Lease which are not assumed by Sublessee.

9.       Covenants of Sublessor and Sublessee

The parties hereto agree that the Lease is incorporated herein by reference. Except as provided herein, Sublessee agrees that it shall, at all times, keep, observe, and perform the obligations to be performed by Sublessor as Lessee under the said provisions of the Lease with respect to the Sublease Premises.

In cases where Sublessee must obtain consent from Sublessor, Sublessor will not unreasonably condition, withhold, or delay such consent provided the consent of Lessor is not required under the Lease; in no case must Sublessor give its consent if Lessor has not given its consent. In cases where Sublessor must request consent from Lessor, Sublessor will not unreasonably delay requesting such consent. Lessor will not unreasonably delay its consent.

10.      Default of Sublessee

If Sublessee shall fail to pay any installment of rent when due hereunder or shall default in the observance or performance of any conditions or covenants to be kept, observed or performed by Sublessee hereunder, or shall default under any of the terms of the Lease incorporated herein, then Sublessor shall have and may exercise all rights and remedies against Sublessee as provided to Lessor in the event of default by Sublessor as set forth in the Lease. Any overdue payment shall bear interest at the rate of 18% per annum accruing from the date such installment or payment becomes due to the date payment is made by Sublessee.

11.      Assignment and Subletting

Sublessee will not assign this Sublease Agreement nor sublet the Subleased Premises or any portion thereof without prior written consent of Sublessor and Lessor.

12.      Payment of Attorney's Fees

In the event of the employment of an attorney by Sublessor because of the violation by the other party of any term or provisions of this Sublease Agreement, including non-payment of rent as due, the Sublessee shall pay, and agrees to pay, reasonable attorney's fees, and all other reasonable costs incurred by the Sublessor as a result of such violation.

13.      Indemnification and Liability

Sublessee shall defend, indemnity and hold Sublessor harmless from any and all damages, losses, claims and costs (including attorney's fees) arising out of or relating to Sublessee's use or occupancy of the Subleased Premises. Sublessor shall not be liable to Sublessee for any loss of property relating to Sublessee's use or occupancy of the Subleased Premises, unless such loss was the sole and direct result of Sublessor's gross negligence or willful misconduct.

14.      Use of Demised Premises

Sublessee shall use and occupy the Subleased Premises solely for general office purposes.

15.      Sublease Subordinate to Lease

This Sublease shall be subject to and subordinate to the provisions of the Lease. In the event any act or omission by Sublessee pursuant to the terms of this Sublease would constitute an event of default under the Lease if committed by Sublessor, such act or omission shall be deemed to be a default by Sublessee hereunder.

16.      Sublessor Not Liable for Lessor's Obligations or Defaults

         (a) Notwithstanding anything to the contrary contained in this Sublease or in the Lease, Sublessor shall not be required to (i) provide any of the services or construction that Lessor has agreed to provide pursuant to the Lease (or as are required by law), (ii) provide any utilities (including electricity) to the Subleased Premises that Lessor has agreed to furnish pursuant to the Lease (or as are required by law), (iii) make any of the repairs that Lessor has agreed to make pursuant to the Lease (or as are required by law), (iv) comply with any laws or requirements of any governmental authorities regarding the maintenance or operation of the Subleased Premises, (v) take any other action that Lessor has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Lease, or (vi) provide Sublessee with any rebate, credit, allowance or other concession required of Lessor pursuant to the Lease. Further, Sublessor makes no covenant or representation made by Lessor under the Lease.

         (b) Sublessor agrees to use reasonable efforts, at Sublessee's sole cost and expense, to cause Lessor to provide, furnish, or comply with the foregoing provisions pursuant to the Lease (provided, however, that Sublessor shall not be obligated to use such efforts to take any action which might give rise to a default under the Lease). If Lessor shall default in the performance of any of its obligations under the Lease, Sublessor shall, upon request and at the expense of Sublessee, cooperate with the Sublessee in the prosecution of any action or proceeding which Sublessee, in its reasonable judgment, deems meritorious, in order to have Lessor make such repairs, furnish such electricity, provide such services or comply with any other obligation of Lessor under the Lease or as required by law.

         (c) Subject to the other terms and conditions hereof, Sublessee shall defend, indemnify and hold harmless Sublessor from and against (i) any and all of the aforementioned claims arising from or in connection with such request, action or proceeding, and (ii) any dispute, claim, or cost (including attorney's fees) arising from any conflict whatsoever concerning the Lease regarding actions or omissions of Sublessee (other than Sublessee's execution of this Sublease). This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature, including, without limitation, reasonable attorney's fees and disbursements, incurred in connection with any such claim, action or proceeding brought thereon.

         (d) Sublessee shall not make any claim against Sublessor for any damage which may arise by reason of (i) the failure of Lessor to keep, observe or perform any of its obligations pursuant to the Lease, useless such failure is due to Sublessor's gross negligence, willful misconduct, or failure to comply with the provisions of this Sublease or the Lease; or (ii) the acts or omissions of Lessor or Sublessee or their respective agents, contractors, servants, employees, invitees or licensees.

17.      Alterations

Sublessee shall not make any alteration, improvement, decoration, or installation (hereinafter called "Alterations") in or to the Subleased Premises, without in each instance obtaining the prior written consent of Lessor and Sublessor. Such consent not to be unreasonably withheld, conditioned or delayed.

17.5     Rent Tax

Sublessee is responsible for paying in addition to Base Rent and Operating Expenses a six percent (6%) Florida rent tax. This amount will be included on each invoice.

18.      Lessor's Consent

         (a) This Sublease shall be effective upon obtaining the written consent of Lessor, and it is hereby acknowledged by Sublessor and Sublessee that Lessor's consent to this Sublease shall not create any contractual liability or duty on the part of Lessor or its agent to the Sublessee, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Lessor and Sublessor, as the Lessee under the Lease, with respect to the Subleased Premises.

         (b) Sublessor and Sublessee shall not amend this Sublease without Lessor's prior written consent, and any such amendment made or entered into without Lessor's consent shall be null and void.

19.      General Provisions

         (a) During the term of this Sublease Agreement, Sublessee shall maintain liability and personal property insurance covering the Subleased Premises and Sublessee's property therein in such amounts no less than required under the Lease.

         (b) The waiver by either party of a breach of covenant, obligation, or condition set forth herein shall not be deemed to be a waiver of any subsequent breach of the same or of any other covenant, obligation, or condition of this Sublease Agreement.

         (c) This Sublease Agreement shall be governed by and construed in accordance with the Laws of Florida. Venue for any litigation shall be in Palm Beach County, Florida.

         (d) Sublessor and Lessor shall have the right to inspect the Subleased Premises during business hours upon reasonable notice.

         (e) This Sublease Agreement constitutes the entire agreement between the parties hereto and may not be modified except by a written instrument executed by both parties hereto.

         (f) If any provision of this Sublease is declared invalid or unenforceable, the remainder of this Sublease Agreement shall continue in full force and effect.

         (g) Paragraph headings are used herein solely for convenience of part reference and are not to be construed as of this Sublease Agreement.

         20.      Notices

All notices, demands, or requests between Sublessor and Sublessee shall be delivered in person, by certified mail, return receipt requested, or by registered mail and shall be effective on receipt or refusal thereof:

If to Sublessor:                            If to Sublessee:

Sensormatic Electronics Corporation         Visual Edge Systems Inc.
951 Yamato Road                             901 Yamato Rd., Suite 175
Boca Raton, FL 33431                        Boca Raton, FL 33431
Attn: Brian Twist                           Attn: Tom Peters

WITNESS:                                    SUBLESSOR: Sensormatic Electronics
                                                       Corporation

         /s/ WAYNE GREEN                       By:   /s/ GARRETT PRICE
----------------------------------             ---------------------------------

WITNESS:                                    SUBLESSEE: Visual Edge Systems, Inc.


         /s/ TOM PETERS, VP                    By:  /s/ RONALD T. SEALE, CEO
----------------------------------             ---------------------------------

The Lessor hereby consents to the foregoing Sublease Agreement.

WITNESS:                                    LESSOR: FAIRFAX BOCA '92, L.P.

        /s/ SUE WHITTINGTON                          /s/ GORDY GERMAN
----------------------------------          ------------------------------------
                                            By: Fairfax Properties, Inc.
                                                T. Gordy German, Its President